Exhibit 10.46

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Employment Agreement of Paul McGinn dated August 1, 2013 (the “Employment Agreement”) is effective as of date set forth on the signature page hereof, and entered into by and among CIG Wireless Corp., a corporation incorporated in the State of Nevada (the “Company”) and Paul McGinn (the “Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into the Employment Agreement, which sets forth the terms and conditions of Executive’s employment with the Company;

WHEREAS, the Company and the Executive now wish to amend the Employment Agreement as of the date hereof; and

WHEREAS, Section 20 of the Employment Agreement provides that the Employment Agreement may be amended pursuant to a written agreement between the Company and Executive.

NOW, THEREFORE, the Company and Executive hereby agree that the Employment Agreement shall be amended as follows:

1.           Section 3(a) of the Employment Agreement is hereby amended by adding the following after the last sentence of such Section:

“Notwithstanding anything in this Agreement to the contrary, the Variable Component shall only be payable if the Executive is an employee of the Company on the date of payment.”

2.           Section 3(b) of the Employment Agreement is hereby deleted in its entirety.

3.           Section 3(c) of the Employment Agreement is hereby deleted in its entirety.

4.           Section 7(b) is hereby deleted in its entirety and replaced in its entirety as follows:

“(b)          Termination Without Cause. The Company may terminate this Agreement without Cause at any time during the Employment Period effective immediately upon giving written notice of termination to the Executive, provided however, that if the Company terminates this Agreement other than for Cause during the Employment Period the Company shall pay to the Executive $450,000 following such termination date in accordance with the Company’s regular payroll procedures for twelve (12) months after notice thereof, plus reimbursement of any and all reasonable and pre-approved expenses incurred by the Executive as of the date of notice of such termination. All such consideration and payments shall completely and fully discharge any and all obligations and liabilities of the Company to the Executive.”

5.           The first sentence of Section 8(b) is hereby deleted in its entirety and replaced in its entirety as follows:

“Upon termination of this Agreement pursuant to Section 8(a), the Executive shall be paid $450,000 in accordance with the Company’s regular payroll procedures for twelve (12) months after such termination.”

AMENDMENT TO EMPLOYMENT AGREEMENT

6.           The first sentence of Section 8(d) is hereby amended to delete the words “stock options”.

7.           The second sentence of Section 8(d) is hereby amended to delete the word “options”.

8.           A new Section 24 is added to the Agreement as follows:

24.          Board Service. During all periods of service to the Company under this Agreement, the Executive shall serve as a member of the Board of Directors and shall be the Chairman of the Board of Directors.

9.           In all respects not modified by this Amendment, the Employment Agreement is hereby ratified and confirmed.

10.         This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Amendment may be delivered via facsimile or scanned “PDF” which shall be an original for all purposes.

[Signature Page Follows]

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AMENDMENT TO EMPLOYMENT AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of this 1st day of August, 2013.

CIG Wireless Corp.

By:	/s/ Romain Gay-Crosier
Name: Romain Gay-Crosier
Title: Chief Financial Officer

/s/ Paul McGinn
Name: Paul McGinn

[Signature Page to Amendment to Paul McGinn Employment Agreement]

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